Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger P. Johnson and Jeffrey K. Reeser and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations or requirements of the Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to (i) the Registration Statement on Form S-8 or such other form as may be appropriate and any amendments thereto (including post-effective amendments), to be filed with the Securities and Exchange Commission registering shares of common stock of the Company reserved for issuance pursuant to the Newmont Mining Corporation 2005 Stock Incentive Plan, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto (including post-effective amendments); and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Richard T. O’Brien Richard T. O’Brien	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2010
/s/ Russell Ball Russell Ball	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 20, 2010
/s/ Roger P. Johnson Roger P. Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 20, 2010
/s/ Glen A. Barton Glen A. Barton	Director	December 20, 2010
/s/ Vincent A. Calarco Vincent A. Calarco	Director	December 20, 2010
/s/ Joseph A. Carraba Joseph A. Carrabba	Director	December 20, 2010
/s/ Noreen Doyle Noreen Doyle	Director	December 20, 2010
/s/ Veronica M. Hagen Veronica M. Hagen	Director	December 20, 2010
/s/ Michael S. Hamson Michael S. Hamson	Director	December 20, 2010
/s/ John B. Prescott John B. Prescott	Director	December 20, 2010
/s/ Donald C. Roth Donald C. Roth	Director	December 20, 2010
/s/ Simon R. Thompson Simon R. Thompson	Director	December 20, 2010